                                                                   EXHIBIT 23.1

                        [ARTHUR ANDERSEN LLP LETTERHEAD]

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report included in this Registration Statement File No. 333-45693 on Form S-4 and to the incorporation by reference in this Registration Statement of our report dated February 11, 1998 (except with respect to the matters discussed in Notes 6 and 21, as to which the date is April 13, 1998) included in Walbro Corporation and Subsidiaries' Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in this Registration Statement.

                                                        /s/ ARTHUR ANDERSEN LLP
Detroit, Michigan,
June 1, 1998.